                                                                    Exhibit 99.1


Contact:    Sherri Thorn                Bob Holburn
            Investor Relations          Chief Financial Officer
            Rogue Wave Software         Rogue Wave Software
            ir@roguewave.com            ir@roguewave.com
            Phone:  303-473-9118        Phone:  303-473-9118
            Fax:  303-443-7780          Fax:  303-443-7780

                            http://www.roguewave.com


              ROGUE WAVE SOFTWARE ACHIEVES RECORD REVENUE QUARTER
        CLOSING SIX FIGURE PRODUCT AND PROFESSIONAL SERVICES AGREEMENTS.

PERFORMANCE HIGHLIGHTS:
   * QUARTER REVENUE INCREASED 22%
   * YEAR TO DATE REVENUE INCREASED 41%
   * RECORD QUARTER FOR STINGRAY PRODUCTS
   * EUROPEAN QUARTER SALES INCREASED 58%
   * MAJOR COST SAVING ACTIONS TAKEN
   * MAJOR RELEASE OF DBTOOLS DURING QUARTER
   * GILLIAN WEBSTER OF INPRISE NAMED VICE PRESIDENT OF MARKETING

BOULDER, CO -- July 21, 1998-- Rogue Wave Software (NASDAQ: RWAV) today reported financial results for its third fiscal quarter, ended June 30, 1998. Revenue for the quarter was $11.1 million, up 22% from the $9.2 million achieved in the third fiscal quarter of 1997, and year to date was up 41% from the prior year. Excluding $0.6 million non-recurring reorganization expenses, net earnings for the quarter were $390,000 or $0.04 per share. After non-recurring expenses the company achieved a net income of $13,000, or $0.00 per share.

"We are very pleased with the performance of the Company during the quarter," said Thomas Keffer, Rogue Wave's CEO and Chairman of the Board. "We are particularly pleased with the record breaking revenue performance of the Stingray products, the European revenue growth, and the customer demand for our Threads product and our recently released Tools.h++ Professional product. Looking ahead, the product consolidation and the cost reductions taken during the quarter position the Company well for even better financial performance in the future."

Michael Scally, the Company's President and Chief Operating Officer, said, "Many of the problems which negatively impacted the second quarter of 1998 have been corrected. Specifically, larger order size activity has returned to expected levels, the assimilation of the Stingray products into our Rogue Wave sales channels proceeded nicely, and the appointment of Gillian Webster as our Vice President of Marketing provides a strong addition to our management team. We are also very pleased that Microsoft recognizes the value of Stingray products to their customers and has provided three direct hot links to our Stingray web site, such as http://www.microsoft.com/visualc/."

Major contributing factors to Rogue Wave's successful quarter were the completion of large product sales and support agreements to enterprise corporations, such as MCI, Lockheed Martin, Capital One, Bay Networks, Cadence, GTE, Dun & Bradstreet, Delta Technologies, and Fujitsu Limited, to name a few.

In addition to historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties. The Company's future actual results could differ materially from the forward-looking statements discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed from time to time in the Company's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" included in the Company's Registration Statement on Form S-1 (No. 333-32699) and the Company's quarterly and annual reports on Form 10-Q and 10-K.

Rogue Wave Software is a leading provider of object-oriented software parts and related tools. The company's C++ and Java-based products are used to develop scalable, cross-platform, distributed software applications for a wide variety of environments, including client/server, intranet and Internet. Stingray Software, which develops and distributes object-oriented development tools for Windows programmers and is a leading provider of Visual C++ class libraries, was acquired by Rogue Wave Software on February 27, 1998. Stingray is headquartered in Morrisville, North Carolina, and continues to operate from that site as a division of Rogue Wave Software.

Rogue Wave's headquarters are in Boulder, CO. The Company's investor relations department can be reached by email at ir@roguewave.com, by fax at (303) 443-7780, or through the Company's Web site at http://www.rwav.com. Corporate information can be obtained immediately by fax; call (800) 758-5804, and enter account code 108-822. A playback of today's earnings release conference call at 4:00 P.M. EDT can be accessed starting two hours after the conference for the following 48 hours, by calling (402) 280-9251.

                                      ###

Rogue Wave and .h++ are registered trademarks of Rogue Wave Software, Inc. All other trademarks are the property of their respective owners.

                                               ROGUE WAVE SOFTWARE, INC.
                                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                                     (in thousands)

                                                                                    June 30,              September 30,
                                                                                      1998                    1997
                                                                                --------------         ----------------
                                      A S S E T S:
Current assets:
    Cash and cash equivalents                                                 $         31,857       $           35,737
    Accounts receivable, net                                                             6,904                    6,585
    Prepaid and other current assets                                                     2,612                    1,255
                                                                                --------------         ----------------
        Total current assets                                                            41,373                   43,577

    Furniture, fixtures and equipment, net                                               5,681                    4,186
    Other assets, net                                                                    3,790                    2,255
                                                                                --------------         ----------------
        Total assets                                                          $         50,844       $           50,018
                                                                                ==============         ================


                 LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
    Accounts payable                                                          $            876       $              816
    Accrued expenses                                                                     1,793                    2,624
    Deferred revenue                                                                     6,714                    6,105
    Current portion of long-term obligations                                               177                      202
                                                                                --------------         ----------------
         Total current liabilities                                                       9,560                    9,747

Long-term obligations, less current portion                                                 10                      351
                                                                                --------------         ----------------
         Total liabilities                                                               9,570                   10,098
                                                                                --------------         ----------------

Stockholders' equity:
    Common stock                                                                             9                        9
    Additional paid-in capital                                                          37,211                   36,709
    Retained earnings                                                                    4,160                    3,322
    Cumulative translation adjustment                                                     (106)                    (120)
                                                                                --------------         ----------------
         Total stockholders' equity                                                     41,274                   39,920
                                                                                --------------         ----------------
         Total liabilities and stockholders' equity                           $         50,844       $           50,018
                                                                                ==============         ================

                                           ROGUE WAVE SOFTWARE, INC.
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands, except share data, unaudited)

                                                             Three months ended                       Nine months ended
                                                                   June 30,                                June  30,
                                                      ---------------------------------         -------------------------------
                                                           1998               1997                   1998              1997
                                                      -------------       -------------         --------------      -----------
Revenue:
    License revenue                                   $       7,396       $       6,396         $       20,859      $    17,021
    Service and maintenance revenue                           3,749               2,765                 11,447            6,106
                                                      -------------       -------------         --------------      -----------
         Total revenue                                       11,145               9,161                 32,306           23,127
                                                      -------------       -------------         --------------      -----------
Cost of revenue:
    Cost of license revenue                                     639                 559                  1,694            1,520
    Cost of service and maintenance revenue                   1,418                 890                  3,574            1,987
                                                      -------------       -------------         --------------      -----------
         Total cost of revenue                                2,057               1,449                  5,268            3,507
                                                      -------------       -------------         --------------      -----------
         Gross profit                                         9,088               7,712                 27,038           19,620
                                                      -------------       -------------         --------------      -----------

Operating expenses:
    Product development                                       2,853               1,966                  7,706            5,540
    Sales and marketing                                       5,107               3,895                 14,345            9,810
    General and administrative                                1,065                 906                  3,186            2,681
    Merger, reorganization and relocation costs                 580                                      1,789
                                                      -------------       -------------         --------------      -----------
         Total operating expenses                             9,605               6,767                 27,026           18,031
                                                      -------------       -------------         --------------      -----------
         Income (loss) from operations                         (517)                945                     12            1,589
Other income, net                                               537                 479                  1,715              938
                                                      -------------       -------------         --------------      -----------
         Income before income taxes                              20               1,424                  1,727            2,527
Income tax expense                                                7                 427                    463              883
                                                      -------------       -------------         --------------      -----------
         Net income                                   $          13       $         997         $        1,264      $     1,644
                                                      =============       =============         ==============      ===========

Basic earnings per share                              $        0.00       $        0.11         $         0.12      $      0.22
                                                      =============       =============         ==============      ===========
Diluted earnings per share                            $        0.00       $        0.10         $         0.12      $      0.16
                                                      =============       =============         ==============      ===========

Shares used in basic per share calculation                   10,250               9,324                 10,139            7,313

Shares used in diluted per share calculation                 10,660              10,417                 10,817           10,001